Exhibit 3.1

PROVINCE OF NOVA SCOTIA

CERTIFICATE OF INCORPORATION

Companies Act

Chapter 42, R.S.N.S.1967

1680027 NOVA SCOTIA LIMITED	1680027
Name of Company	Number

I hereby certify that the above-mentioned Company was this date incorporated under the Companies Act and that the company is limited.

December 13, 1985
Acting Registrar of Joint Stock Companies	Date of Incorporation

RESOLUTION SIGNED BY ALL THE SHAREHOLDERS OF

THE COMPANY PURSUANT TO SECTION 92 OF THE COMPANIES ACT

BE IT RESOLVED as a Special Resolution of the Company within the meaning of the Companies Act, being Chapter 81, R.S.N.S., 1989, as amended, that the name of the Company be and is changed from 1680027 Nova Scotia Limited to Secunda International Limited, and that such change become effective immediately upon obtaining approval of the Registrar of Joint Stock Companies as required by the Companies Act.

CERTIFICATE

I, Alfred A. Smithers, Secretary of 1680027 Nova Scotia Limited, hereby certify that the foregoing is a true copy of a Resolution dated 15th day of June, 1999 signed by all the Shareholder of Company in the manner authorized by law and that the Special Resolution is in full force and effect.

DATED this 15th day of June, 1999.

/s/ Alfred A. Smithers
Alfred A. Smithers, Secretary

_______________ certificate

I HEREBY CERTIFY that this is a true copy of a document filed in the office of the Registrar of Joint Stock Companies on the 30 day of June, 1999

For Registrar of Joint Stock Companies

CERTIFICATE OF NAME CHANGE

Companies Act

Registry Number

1680027

Name of Company

1680027 NOVA SCOTIA LIMITED

I hereby certify that the above-mentioned company has with approval of the Registrar of Joint Stocks changed its name to:

SECUNDA INTERNATIONAL LIMITED

June 30, 1999
Registrar of Joint Stock Companies	Date of Name Change